Exhibit 4.1

Exhibit 4.1 1 incorporated under the laws of the state of NEW YORK. 40 , 000 M&T Bank Corporation See Reverse for Certain Definition TOTAL AUTHORIZED ISSUE 40,000 SHARES, PAR VALUE $1.00 AND LIQUIDATION PREFERENCE $10,000 PER SHARE, OF PERPETUAL 5.0% FIXED-RATE RESET NON-CUMULATIVE PREFERRED STOCK, SERIES G This is to Certify that Wilmington Trust, National Association is the owner of (as Depositary under that certain Deposit Agreement dated October 28, 2016) forty thousand (40,000) fully Paid and non-assessable shares of the above corporation transferable only, on the books of the corporation by the. holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. Witness, the seal of the corporation and the signatures of its duly authorized officers. Dates July 30, 2019 Richard S. Gold President and Chief Operating Officer Marie King Corporate Secretary 1999 CORPEX BANKNOTE CO., BAY SHORE N Y.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM- as tenants in common UNIF TRANSFERS MIN ACT- Custodian (Cust) (Minor) TEN ENT - as tenants by the entireties under Uniform Transfers to Minors Act JT TEN - as joint tenants with right of (State) survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list for value received hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE) shares represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney transfer the said shares on the books of the within named corporation with full power of substitution in the premises. Dated in presence of NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE TO THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.